UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 23, 2011 (May 19, 2011)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 19, 2011, the board of directors (the “Board”) of AmSurg Corp. (the “Company”) appointed Cynthia S. Miller to serve as a Class III director of the Company. The Board did not appoint Ms. Miller to serve as a member of any of the committees of the Board.
     Effective May 19, 2011, the Company approved a grant of restricted common stock to Ms. Miller pursuant to the Company’s 2006 Stock Incentive Plan, as amended, having a fair market value on the date of grant equal to $60,000. The shares of restricted common stock shall vest in equal installments on each of the first and second anniversaries of the date of grant, provided that Ms. Miller is still a director of the Company on such dates.
     Ms. Miller is not a party to any arrangement or understanding with any person pursuant to which Ms. Miller was appointed as a director, nor is Ms. Miller a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of the press release announcing Ms. Miller’s appointment to the Board is included herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: May 23, 2011